EXHIBIT 10.10

                             MEMORANDUM OF AGREEMENT
                             FOR JOINT VENTURE AMONG
           PULIDOS ET TERMINADOS FINOS AND CTI INDUSTRIES CORPORATION


         THIS MEMORANDUM OF AGREEMENT is made and entered into this 16th day of September, 1996 by and among Pulidos et Terminados Finos, a corporation organized and existing under the laws of Mexico ("P&TF") and CTI Industries Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("CTI").

         WHEREAS, P&TF is engaged in Guadalajara, Mexico in the manufacture and sale of latex balloons and manufactures latex balloons under a long term agreement for sale to CTI;

         WHEREAS, CTI is engaged in the manufacture of metallized balloons and other products and in the sale and distribution of metallized and latex balloons and other products in the United States and throughout the world;

         WHEREAS, the parties desire to enter into an agreement for the formation and operation, as a joint venture, of a corporation under laws of Mexico.

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Organization of Entity. Promptly upon execution of this Agreement, the parties shall cause a Sociedad Anonima de Capital Variable ("Joint Venture") to be organized and established under the laws of Mexico, pursuant to the following terms:

                  1.1 The parties shall cause the Joint Venture to be properly organized and registered promptly after execution of this Agreement;

                  1.2 The Joint Venture shall be authorized to issue capital stock of up to 50,000 shares at the price per share of One Peso (N$1.00)

                  1.3 Each of P&TF and CTI do hereby subscribe for and agree to purchase 25,000 shares of capital stock of the Joint Venture at the price of One Peso (N$1.00) per share. Promptly after organization of the Joint Venture, the parties shall make full payment to the Joint Venture for such shares and the Joint Venture shall issue and deliver to each of them certificates representing the shares.

                  1.4 The Joint Venture shall be managed by a Board of Directors of six persons to be elected by the shareholders. The parties agree that, for the full term of this

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         Agreement,  they shall  vote all  shares of capital  stock of the Joint
         Venture for the election as Directors three persons designated by each of PT&F and CTI.

                  1.5 The Board of Directors shall designate a General Manager who shall manage the day to day operations of the Joint Venture and such other officers and personel as they shall determine from time to time. The vote of a majority of all of the members of the Board of Directors shall be required for any action on the part of the Board of Directors. The Board of Directors shall hold at least six meetings each year. A director may participate in a meeting of the Board of Directors by telephone. Written minutes of all meetings of the Board of Directors shall be maintained. The Board of Directors may act by unanimous written consent in lieu of a meeting. The General Manager shall have such authority and duties as shall be prescribed by the Board of Directors from time to time.

                  1.6 A certificate of organization and by-laws or similar governing documents of the Joint Venture shall be adopted and shall not be inconsistent with the provisions of this Agreement.

                  1.7 Sale or transfer of the shares of capital stock of the Joint Venture shall be restricted in accordance with the following provisions:

                           1.7.1 All shares of capital stock of the Joint Venture which either of the parties hereto shall own, whether now or hereafter acquired, shall be subject to the restrictions on transfer provided herein;

                           1.7.2 No party shall be  authorized  or  permitted to
                  sell or transfer any shares of capital stock of the Joint Venture owned by such party, or any interest therein, including without limitation to sell or pledge as security, except strictly in accordance with the provisions hereof. Any attempted sale or transfer in violation of the provisions hereof shall be void and without effect. All shares of capital stock of the Joint Venture issued to the parties shall bear an appropriate legend stating that transfer of the shares are restricted under this Agreement.

                           1.7.3 In the event that a party shall  desire to sell
                  all, but not less than all of the shares of capital stock of the Joint Venture owned by it and shall have received a bona fide written offer therefor setting forth the price and all terms of such offer, such party shall first offer to sell all of such shares to the other party, by written notice the other party, including a true copy of the bona fide offer to purchase received. The other party shall have 30 days after the date of such notice to accept such offer to sell all of the party's shares. If such other party shall fail to accept such offer by written notice to the party offering the shares within 30 days after the date of such offer, the party offering the shares shall be entitled to sell all, but not less than all, of the shares but only to the third party submitting the bona

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                  fide  offer on the terms  specified  in the  offer;  provided, further, that in connection with any sale to a third party, such third party shall execute and deliver an agreement accepting all of the terms of this Agreement.

                           1.7.4 In the event that a party  hereto  shall become
                  insolvent, shall cease to conduct business, shall file a petition for relief under any bankruptcy laws, shall suffer or permit any determination of insolvency or bankrutcy under any bankruptcy laws or shall sell all or substantially all of its assets, the other party shall have the option and right for a period of 90 days from and after receiving notice of any such event to purchase all of such party's shares of capital stock of the Joint Venture at the price paid therefore by such party. Such right and option shall be exercised by written notice to the party from whom the shares are to be purchased and the tender of the purchase price for the shares against delivery of the certificates therefore, duly endorsed for transfer.

                  1.8 The Joint Venture shall obtain and maintain all permits and licenses necessary or appropriate to the conduct of its business as provided herein.

         2.       Office and Facilities.

                  2.1 The initial office and facility of the Joint Venture shall be at _________________, Zapopan, Jalisco, Mexico, which is a leased facility of approximately ____________ square feet.

                  2.2 The Joint Venture shall enter into a lease agreement for the lease of the Initial Facility on such terms as the Board of Directors shall agree.

                  2.3 The Joint Venture shall acquire, lease, own and operate such other and additional facilities and equipment as the Board of Directors of the Joint Venture shall from time to time authorize and approve.

         3.       Business and Operations.

                  3.1 The Joint Venture shall be authorized to engage in any and all lawful business activites under the laws of Mexico and shall engage from time to time in such business ventures and activities as the Board of Directors of the Joint Venture shall authorize.

                  3.2 It is contemplated that the Joint Venture shall provide a variety of services, initially, and may provide products, to P&TF and CTI, as well as to third parties. The charges or prices for services or products to be provided by the Joint Venture to a party shall be determined by the Board of Directors of the Joint Venture. The parties agree that such charges and prices shall be fair and reasonable and consistent with rates, prices and

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         charges in the  industry.  In the event that the Board of  Directors is unable to agree on a charge or price for any service or product which, under this Agreement, the Joint Venture is to provide to a party, such charge or price shall be determined by arbitration in the manner provided herein.

                  3.2 The parties contemplate and agree that the business activities in which the Joint Venture initially shall engage shall include the following:

                           3.2.1 The Joint  Venture shall provide the service of
                  printing of latex balloons utilizing printing equipment supplied by P&TF and CTI and leased to the Joint Venture. P&TF agree that, for the term, they shall retain the Joint Venture exclusively for the printing of all latex balloons which either shall manufacture or sell. Latex balloons owned by P&TF or CTI shall be delivered to the Joint Venture for printing and P&TF or CTI, as the case may be, shall pay to the Joint Venture a service charge for such printing services.

                           3.2.2 The Joint Venture shall provide packaging services to P&TF and CTI in which packaging for latex and mylar balloons is provided and balloons are placed in packages for retail display and sale.

                           3.2.3 It is contemplated that the Joint Venture shall
                  provide services to CTI in converting (producing balloons from printed film) and packaging mylar balloons on equipment supplied by CTI and leased to the Joint Venture utilizing printed film supplied by CTI.

                  3.3 With respect to all materials and products provided by P&TF or CTI as to which the Joint Venture shall provide services, (i) at all times the party providing such materials or products shall be and remain the sole owner of such materials and products, (ii) the Joint Venture shall not have or obtain any right, title or interest in or to such materials or products, (iii) the Joint Venture shall not, and shall not have any authority or right to, sell, transfer, deliver, pledge or grant any right or interest in or to any of such materials or products, and (iv) the Joint Venture shall hold, handle, process, package and deliver such materials and products strictly in accordance with the directions of the party providing and owning such materials and products.

                  3.4 The parties shall deliver and lease to the Joint Venture equipment as follows:

                           3.4.1 The terms of the lease of equipment  owned by a
                  party and leased to the Joint Venture shall be on such terms as the Board of Directors of the Joint Venture. Such terms shall be fair and reasonable and shall be consistent with standards in the industry. In the event that the Board of Directors is unable to agree on lease terms for an item of equipment provided herein to be leased to the

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                  Joint  Venture by a party,  the terms of such  lease  shall be determined by arbitration in accordance with the provisions hereof.

                           3.4.2 P&TF agrees to lease to the Joint Venture the following equipment:

                           3.4.3 CTI agrees to lease to the Joint Venture the following equipment:

                           3.4.3 With respect to all equipment leased by a party
                  to the Joint Venture, (i) the Joint Venture shall have all risk of loss with respect to the equipment, (ii) the Joint Venture shall have the obligation to maintain such equipment in good working order and condition and, at the termination of the lease, to return the equipment to the owner in the same condition as at the time of the lease, ordinary wear and tear excepted, and (iii) the Joint Venture shall have the obligation to obtain and maintain insurance covering such equipment in such amounts and for such risks as the party owning the equipment reasonably shall require.

         4.       Certain Operational Matters.

                  4.1 The Joint Venture shall maintain proper and complete books of account, files and records of its business and operations in accordance with law and as the Board of Directors of the Joint Venture or any party shall reasonably request. All books of account, files and records shall at all times be open to inspection and copying by any member of the Board of Directors or any authorized representative of a party.

                  4.2 The Joint Venture shall prepare, have prepared and maintain financial statements in proper form on a monthly and annual basis, such statements to include a statement of the results of operation, balance sheet and cash flows, prepared in accordance with generally accepted accounting principles. The General Manager shall provide financial statments of the Joint Venture to each member of the Board of Directors, for each month within thirty days after the last day of such month and for each year within 90 days after the last day of the fiscal year.

                  4.3 The Joint Venture shall make such distributions to the its shareholders as the Board of Directors shall determine from time to time and in accordance with law. All distributions to shareholders of the Joint Venture shall be proportionate among them in accordance with their interests as shareholders.

                  4.4 The Joint Venture shall not enter into or perform any contract, agreement, or transaction of any kind or nature with (including without limitation any purchase or sale of goods or services, lease, expense provision or reimbursement), or make any payment of any kind to, any party hereto or any officer, director or shareholder of any party hereto unless the same shall have been fully disclosed to, and authorized by, the Board of Directors of the Joint Venture.

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         5.       Arbitration.

                  5.1 Any  dispute,  controversy  or claim  arising out of or in relation to this Agreement including but not limited to its existence, breach, termination or legal validity, shall be finally and exclusively settled by binding arbitration in accordance with the UNCITRAL arbitration rules as are then in force by a single arbitrator appointed by the Arbitration Center most proximate to Chicago, Illinois who will be requested to provide the appropriate administrative services.

                  6.2 The place of the arbitration  shall be Chicago,  Illinois,
         U.S.A.   and  the  English   language  shall  be  used  throughout  the
         arbitration proceedings.

                  6.3 The parties expressly agree to confer upon the arbitrator the powers to fill gaps, cure contractual omissions and to perform all other activities which he may deem necessary or appropriate.

                  6.4 The award of the arbitrator shall be the sole and exclusive remedy between the parties regarding any claims and counter-claims presented to the arbitrator and shall be final and binding on the parties. The parties undertake to fully and punctually abide by the award rendered by the arbitrator. Failing such voluntary compliance, judgment upon the award or any other appropriate procedures may be entered or sought in any court having jurisdiction thereof to secure enforcement of said award.

                  6.5 The final award of the arbitrator shall be payable in United States currency without deduction or offset and costs, fees or taxes incidental to the enforcement of the arbitration award shall be charged in accordance with the decision of the arbitrator against a party resisting enforcement. Payment of the award including interest from the date of breach and violation shall be made in accordance with the relevant provisions of this Agreement.

                  6.6 Nothing herein contained shall prevent any party hereto from instituting an action at law against the other party requesting temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending formal settlement of such dispute by arbitration. Each of the parties does hereby consent to the jurisdiction of the courts situated in the State of Illinois, U.S.A. for such purposes and does hereby consent to service of process for any action in such courts by notice delivered in accordance with the notice provisions of this Agreement.




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         7. Notices.

                  7.1 Any notice, demand, consent, service or other communication required or permitted to be given under this Agreement shall be in writing and addressed to the party at its address stated below:


                  If to CTI                   Howard W. Schwan
                                              Executive Vice President
                                              CTI Industries Corporation
                                              22132 Pepper Road
                                              Barrington, Illinois 60010, U.S.A.

                  If to P&TF                  Enrique Mora Velasco
                                              Pulidos & Terminados Finos
                                              Hugo Vazquez Reyes No. 33
                                              Zapopan, Jalisco, Mexico

         Any party may change the address to which notices to it shall be sent hereunder by giving a proper notice of such change of address to the other party hereunder.

                  7.2 Notices may be delivered by hand, registered mail, or fax and shall be deemed to have been received as follows:

                           7.2.1 If delivered by hand, at the time of delivery to a responsible person at the address for the party;

                           7.2.2 If sent by fax, at the time of  confirmation of
                  transmission provided a confirmation copy is sent by airmail or registered mail within twenty-four hours after the transmission; or,

                           7.2.3 If sent by registered mail, at the time of delivery or at the time of attempted delivery in the case delivery cannot be completed due to no fault of the sender.

         If the time of such deemed receipt as provided above is not during the customary business hours of the party, the notice shall be deemed to have been received at 10:00 a.m. at the place of delivery on the first customary day of business thereafter.

                  7.3 All such notices, demands, service or other communications shall be in the English language.

         8. Force Majeure. A party hereto shall not be in default hereunder or be liable for any loss or damage for any delay in the performance of its obligations hereunder due to causes beyond its control such as acts of God, acts of the other party, acts of military authority,

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priorities,  fires, strikes, floods,  epidemics,  quarantine restrictions,  war, riots,  delays  in  transportation,  or  inability  due  to  causes  beyond  its
reasonable  control  to  obtain  necessary  labor,   material  or  manufacturing
facilities.


         9. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and, to the extent permitted herein, their assigns.

         10. Assignment. This Agreement, and the rights and obligations of a party, may not be assigned without the express written consent of the other party; provided, however, that the rights and obligations of a party hereunder may be assigned to a third party in connection with a transaction in which substantially all of the assets, properties and business of the party are acquired by a third party in a merger or purchase of all or substantially all of the assets of the party and such third party executes an instrument by which it agrees to assume and be bound by all of the obligations of the party in this Agreement.

         11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such provision and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

         12. Waivers. Nor failure by a party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default.

         13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, inducements, understandings, commitments, contracts or agreements. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

         14. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in all respects in accordance with, the laws of the State of Illinois, U.S.A.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.





                                           CTI INDUSTRIES CORPORATION


                                           BY /s/ Howard W. Schwan
                                                  ----------------------
                                                  Howard W. Schwan
                                                  Executive Vice President

WITNESS:

 /s/ Eric B. Flower
     --------------------------

     --------------------------





                                          PULIDOS & TERMINADOS FINOS
                                          s.a. de c.v.


                                          BY /s/ Enrique Mora Velasco
                                                 ------------------------
                                                 Enrique Mora Velasco
                                                 Director - Apodegrado

WITNESS:


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